Exhibit 21

                              List of Subsidiaries
                                  Rollins, Inc.


The following list sets forth the subsidiaries of Rollins, Inc. as of February 24, 2003. Each corporation whose name is indented is a wholly-owned subsidiary of the corporation next above which is not indented.

                                Corporation Name                                          State/Country of Incorporation
     ------------------------------------------------------------------------          --------------------------------------
     Orkin Exterminating Company, Inc.                                                 Delaware

              Orkin Systems, Inc.                                                               Delaware
              Dettlebach Pesticide Corporation                                                  Georgia
              Kinro Advertising Company                                                         Delaware
              Orkin Expansion, Inc.                                                             Delaware
              Orkin International, Inc.                                                         Delaware
                       PCO Services, Inc.                                                                Canada

     Rollins Continental, Inc.                                                         New York

     Rollins Expansion, Inc.                                                           Delaware

     Rollins Supply, Inc.                                                              Delaware